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                                                                   EXHIBIT 1 (V)


                             ARTICLES OF AMENDMENT
                                       OF
                          PACIFIC HORIZON FUNDS, INC.

                 PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The charter of the Corporation is hereby amended to provide that any shares of the Corporation's Class P Common Stock and Class P Common Stock - Special Series 2 (constituting the "Prime Value Fund" of the Corporation) that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, shall, upon these Articles of Amendment becoming effective, be canceled and, until thereafter reclassified, shall be authorized and unissued shares of the Corporation.

                 SECOND: The foregoing amendment to the charter of the Corporation was advised by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the total number of shares of the Prime Value Fund of the Corporation outstanding and entitled to vote thereon in accordance with the charter of the Corporation.
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                 The undersigned Executive Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief, that the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.

                 IN WITNESS WHEREOF, Pacific Horizon Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary as of January 24, 1996.

                                                PACIFIC HORIZON FUNDS, INC.



                                                By: /s/ William B. Blundin
                                                   ---------------------------
                                                   William B. Blundin
                                                   Executive Vice President

WITNESS:


/s/ W. Bruce McConnel, III
----------------------------
W. Bruce McConnel, III
Secretary